NUMBER



SHARES

BLACKHAWK CAPITAL GROUP BDC, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP 09236T 10 3

THIS CERTIFIES THAT:

IS THE OWNER OF

SPECIMEN

NOT NEGOTIABLE

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.00001 PAR VALUE EACH OF

BLACKHAWK CAPITAL GROUP BDC, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

BLACKHAWK CAPITAL GROUP BDC, INC. CORPORATE SEAL 2004 DELAWARE

COUNTERSIGNED:
OLDE MONMOUTH STOCK TRANSFER CO., INC.
200 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

SECRETARY

PRESIDENT